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                                                                   EXHIBIT 10.19

                          FIDUCIARY CONTRACT / MANDATE

                                    Between:

                       Aspreva Pharmaceuticals Corporation
                           #1201, 4464 Markham Street
                              Victoria, BC V8Z 7X8
                                     Canada

                    (hereafter referred to as the principal)

                                       and

                                Richard Glickman
                                 2377 Tryon Road
                            North Saanich, BC V8L 5H8
                              rglickman@aspreva.com

                 (hereafter referred to as the authorized agent)

1.       FIDUCIARY CONTRACT/MANDATE

The authorized agent hereby accepts the mandate of administrator of Aspreva Pharmaceutical SA (hereafter referred to as the company), a limited liability company with its headquarters in Neuchatel.

The principal declares that it controls this company by itself.

2.       ADMINISTRATOR'S SHARE

The principal shall transfer to the authorized agent one share in the company, hereafter referred to as the administrator's share. The authorized agent declares that he shall hold this share in his own name, but exclusively on behalf of and to the benefit of the principal, meaning in a fiduciary capacity.

With regard to any activity arising from entitlement to the administrator's share, the authorized agent shall act according to the instructions given by the principal.

The authorized agent shall undertake to return the administrator's share to the principal as soon as he shall cease his mandate with the company and has been granted acquittance for his management.

3.       INSTRUCTIONS

The authorized agent shall exercise his rights and execute his obligations as sole administrator, according to the principal's instructions. These instructions must be in compliance with the law, as well as with accepted standards of behavior and customs. They shall be issued while taking into consideration the personal and professional situation of the authorized agent.

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If the correctly interpreted interests of the company call for immediate intervention, without the authorized agent being able to obtain instructions, he shall be entitled but not obliged to intervene according to his own judgment.

4.       FINANCIAL COVER

The principal shall undertake to ensure, for the duration of this contract, that the company has enough liquid assets on a current account in a Swiss bank, or a sufficient amount in marketable assets. These assets shall be used to cover the company's current commitments, particularly taxes, administrator's and auditors' fees, management costs and general expenses, as well as salaries and social security contributions incumbent on the company.

5.       REMUNERATION

The administrator shall not be entitled to any remuneration for acting in such capacity. However, the authorized agent shall be entitled to the reimbursement of any outlays or expenses actually and reasonably incurred in the execution of his mandate.

6.       ACQUITTANCE

The principal shall undertake to compensate and acquit the authorized agent, in his function as administrator, from any responsibility relating to the fulfillment of his obligations and duties in the execution of the present contract. They shall undertake to compensate and protect him from any loss or damage that might result from the exercise of this mandate, except in case of serious professional misconduct on the part of the authorized agent. The principal will obtain or cause to be arranged product liability insurance in the countries that the principal does business in.

The authorized agent shall in no way be held accountable for the actions of representatives of the company appointed on the instruction of the principal or accepted by the latter.

7.       END OF THE MANDATE

The authorized agent shall undertake to relinquish his mandate at the first request from the principal. Moreover, the authorized agent shall be entitled to resign from the Board of Directors at any time. In both cases, he may demand his formal acquittance from the competent body and immediate cancellation of his name from the trade register.

8.       APPLICABLE LAW- PLACE OF JURISDICTION

The present contract shall be subject to Swiss law. The place of jurisdiction shall be Neuchatel.

9.       FORCE MAJEURE

Neither party shall be deemed to be in default hereunder for any delay or failure to perform its obligations resulting from causes beyond its reasonable control ("Force Majeure"). In the event of the occurrence of a Force Majeure event which delays or inhibits the performance by a party of its obligations hereunder, that party shall use all reasonable efforts to mitigate the other party's damages resulting from such failure or inability to perform.

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10.      NOTICE

All notices, demands or requests required or permitted hereunder shall be deemed properly given when sent in writing to the designated representative of the other party at the addresses set out. above, or such other address as a party may from time to time advise, by way of:

         (a)      registered first class mail;

         (b)      receipted commercial courier;

         (c) personal delivery (all of which to the respective party's address noted hereinbefore); or

         (d) facsimile transmission, receipt of which has been acknowledged by recipient.

Notices shall be deemed received on the fifth business day following the day on which they are sent by the sender thereof.

11.      SEVERABILITY

If any covenant or provision of this contract is determined to be void or unenforceable in whole or part, it shall not be deemed to affect or impair the validity of any other covenant or provision.

12.      ENTIRE AGREEMENT

This contract sets forth the entire agreement between the parties pertaining to the services to be provided by the authorized agent to the principal, and no modification, variation or amendment of it shall be binding upon the parties unless it is in writing and signed by both parties. The parties acknowledge that there are no collateral agreements, representations, warranties, arrangements, understandings or otherwise, written or oral, pertaining to the subject matter of this Agreement.

13.      COUNTERPARTS

This contract may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which taken together shall be deemed to constitute one and the same instrument. Counterparts may be executed either in original or faxed form and the parties adopt any signatures received by a receiving fax machine as original signatures of the parties.

Two copies of the present contract are duly signed in Vancouver on this 12th day of December, 2004.

Principal:                                 Authorized Agent:

By: /s/ BRUCE COUSINS                      By: /s/ RICHARD GLICKMAN
    -----------------                          --------------------
    Bruce Cousins                              Richard Glickman